Exhibit 99.5
SUPPORT AND VOTING AGREEMENT
THIS AGREEMENT is made as of July 6, 2025
BETWEEN:    Royal Gold, Inc., a corporation incorporated under the laws of Canada (hereinafter, the “Purchaser”)

AND:    International Royalty Corporation, a corporation incorporated under the laws of Canada (hereinafter, “AcquireCo”)

AND:    [Name of Holder] (hereinafter, the “Holder”)
WHEREAS the Purchaser, Horizon Copper Corp. (the “Corporation”) and AcquireCo wish to enter into an arrangement agreement dated as of the date hereof (the “Arrangement Agreement”) contemplating an arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia) and pursuant to which each shareholder of the Corporation at the effective time of the Arrangement will be entitled to receive C$2.00 in cash per common share (the “Consideration”) in the authorized share structure of the Corporation (a “Share”) and each holder of common share purchase warrants (“Warrants”) will receive a cash payment in exchange for each Warrant equal to (i) the Consideration less (ii) the applicable exercise price with respect to such Warrant, in each case as set forth in the terms of the Arrangement Agreement;
WHEREAS the Holder is the registered and beneficial owner of the Shares (the “Holder Shares”) and the Warrants (the “Holder Warrants”) set forth on the signature page hereto;
WHEREAS this support and voting agreement (this “Agreement”) sets out the terms and conditions of the agreement of the Holder to support the Arrangement;
NOW THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereby covenant and agree as follows:
1.    Covenants of the Holder

(a)    The Holder hereby agrees, in his/her capacity as shareholder of the Corporation, that he/she will support the Arrangement and vote the Holder Shares, and any Shares issued upon the exercise of Holder Warrants, if any, in favour of the Arrangement and any other matter reasonably necessary for the consummation of the Arrangement.
(b)    The Holder hereby agrees not to, directly or indirectly, transfer any of his/her Shares or Warrants to any person without the prior written consent of the Purchaser; provided that, the Holder is entitled to sell Holder Shares for the purposes of funding the exercise of the Holder Warrants and any taxes associated therewith following the adoption of the Arrangement Resolution at the Company Meeting (as such terms are defined in the Arrangement Agreement).

(c)    The Holder acknowledges that it is subject to restrictions imposed by applicable securities laws on the purchase or sale of securities of an issuer while in the possession of material non-public information concerning that issuer, and on the communication of that information to any other person.
2.    Representations and Warranties of the Holder
The Holder represents and warrants to and in favour of the Purchaser that the Holder is the sole registered and beneficial owner of the Holder Shares and Holder Warrants, with good and marketable title thereto free of any and all encumbrances.
3.    Amendment
This Agreement may, at any time and from time to time prior to the effective date of the Arrangement, be amended by mutual written agreement of the parties hereto.
4.    Termination
This Agreement shall terminate automatically upon the earlier of (i) the effective time for the closing of the Arrangement, and (ii) the termination of the Arrangement Agreement in accordance with its terms. In addition, this Agreement may, at any time prior to the effective time for the closing of the Arrangement, be terminated by mutual written consent of the Purchaser and the Holder.
Any such termination of this Agreement in accordance with this Section 4 shall render the provisions of this Agreement of no further force and effect and no party shall have any further liability or obligations to any other party hereunder.
5.    Notices
All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally, or as of the following business day if sent by prepaid overnight courier, to the parties at the following addresses (or at such other addresses as shall be specified by any party by notice to the other given in accordance with these provisions):
(a)    If to the Holder at:

[Email address of Holder]

with a copy (which shall not constitute notice) to:
Gowling WLG (Canada) LLP
Attention: Erik Goldsilver and Kathleen Ritchie
Email: erik.goldsilver@gowlingwlg.com and kathleen.ritchie@gowlingwlg.com

(b)     If to the Purchaser or AcquireCo at:

Royal Gold, Inc.
Attention: [     ]
Email: [     ]

with a copy (which shall not constitute notice) to:
McCarthy Tétrault LLP
Attention: Roger Taplin
Email: rtaplin@mccarthy.ca

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery thereof.

6.    Assignment
No party hereto may assign its rights or obligations under this Agreement without the prior written consent of the other party, except that the Purchaser may assign all or part of its rights and/or obligations to a wholly-owned subsidiary, provided that the Purchaser shall remain liable solidarily with its assignee for any obligations hereunder.
7.    Binding Effect
This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns and no third party shall have any rights hereunder.
8.    Public Disclosure
Except to the extent required by law, no copy of this Agreement may be provided by the Purchaser or the Holder to any other person, except their respective directors, officers, employees, advisors, counsel or lenders, without the prior written consent of the other party, such consent not be unreasonably withheld. Notwithstanding the foregoing, this Agreement and the support of the Arrangement by the Holder may be referred to in a press release and publicly filed on SEDAR+ and/or EDGAR by the Purchaser and/or the Corporation and the provisions of this Agreement may be summarized in any documents filed by the Corporation in connection with the public announcement of the Arrangement.
9.    Governing Laws
This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and shall be construed and treated in all respects as a British Columbia contract. Each of the Parties hereby irrevocably attorns to the exclusive jurisdiction of the Courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and the Arrangement.
10.    Counterparts
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Signatures in the form of facsimile or electronically imaged “PDF” shall be deemed to be original signatures for all purposes hereunder.
[Signature page follows]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

ROYAL GOLD, INC.

Per: ________________________________
    Name: William Heissenbuttel
    Title: President

INTERNATIONAL ROYALTY CORPORATION

Per: ________________________________
    Name: William Heissenbuttel
    Title: President

HOLDER

Per: ________________________________

    Name: ________________________

    # of Shares: ____________________

    # of Warrants: ___________________